Exhibit 99.1

Tembec Shareholders Approve Transaction with Rayonier Advanced Materials
JACKSONVILLE, Florida and MONTREAL, Québec—July 27, 2017— Rayonier Advanced Materials Inc. ("Rayonier Advanced Materials") (NYSE: RYAM) and Tembec Inc. ("Tembec") (TSX: TMB)  today announced that the holders of record of its common shares (the "Tembec Shareholders") have approved the resolution (the "Arrangement Resolution") authorizing the previously announced statutory arrangement under Section 192 of the Canada Business Corporations Act (the "Transaction") pursuant to which Rayonier Advanced Materials will acquire all of the outstanding common shares of Tembec. The Arrangement Resolution was approved by 95.04% of the votes cast by Tembec Shareholders at the special meeting held earlier today.
The completion of the Transaction remains subject to approval by the Québec Superior Court at a final hearing, which is expected to take place on August 7, 2017. In addition to court approval, the Transaction remains subject to other closing conditions, including receipt of regulatory approvals. It is expected that the Transaction will be completed in the fourth quarter of 2017.
Further details regarding the Transaction are set out in the management information circular dated June 13, 2017 and in the news release issued by Tembec and Rayonier Advanced Materials on July 23, 2017, copies of which are available under the corporate profile of Tembec on SEDAR at www.sedar.com.
About Rayonier Advanced Materials
Rayonier Advanced Materials is a leading global supplier of high purity cellulose, a natural polymer commonly found in cell phones, computer screens, filters and pharmaceuticals. The company engineers dozens of customized products at its plants in Florida and Georgia, delivering unique properties, unparalleled consistency and exceptional quality. Rayonier Advanced Materials' facilities can produce approximately 485,000 tons of high purity cellulose and 245,000 tons of commodity products. With approximately 1,200 employees and revenues of US$870 million Rayonier Advanced Materials is routinely ranked among the nation's top 50 exporters, shipping products to five continents, 35 countries and 80 ports around the world. More information is available at www.rayonieram.com.
About Tembec
Tembec is a manufacturer of forest products – lumber, paper, pulp and high purity cellulose – and a global leader in sustainable forest management practices. Principal operations are in Canada and France. Tembec has approximately 3,000 employees and annual sales of approximately C$1.5 billion. Tembec is listed on the Toronto Stock Exchange (TMB).  More information is available at www.tembec.com.

Forward-Looking Statements
This document contains statements that are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: the timing of the closing of the Transaction; whether the Transaction will be consummated at all and the ability to obtain required regulatory approvals and satisfy the other conditions to closing the Transaction; the expected benefits of the Transaction and whether such benefits will be achieved on a timely basis or at all; the ability of Tembec and Rayonier Advanced Materials to successfully integrate their respective businesses; prolonged weakness in general economic conditions; competitive pressures in the markets in which we operate; customer concentration; unfavorable weather conditions or natural disasters; reliance on government permits or approvals; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to the reliance on information technology; manufacturing issues that may arise; adverse consequences of current or future legal claims; ability to hire and retain a sufficient seasonal workforce; labor relations with the unions representing Rayonier Advanced Materials' hourly employees; changes in transportation-related costs and availability; risks related to workforce, including increased labor costs; the failure to attract and retain key personnel; the failure to innovate to maintain competitiveness, grow the business and protect intellectual property; fluctuations in foreign currency exchange rates; impairments or write downs of assets; changes in accounting estimates and judgments, accounting principles, policies or guidelines; the effect of current and future environmental laws and regulations as well as changes in circumstances on the cost and estimated future cost of required environmental expenditures; material adverse changes in financial condition; any failure by Rayonier Advanced Materials to realize expected benefits from its separation from Rayonier Inc.; financial obligations under agreements related to debt; and other risks detailed in Rayonier Advanced Materials' filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" section of Rayonier Advanced Materials' Annual Report on Form 10‑K for the fiscal year ended December 31, 2016 and in Tembec's filings with the Canadian Securities Administrators, including the "Risk Factors" section of Tembec's Annual Information Form for the fiscal year ended September 24, 2016. All forward-looking statements attributable to Tembec or Rayonier Advanced Materials or any persons acting on their behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements in this document are made as of the date hereof and neither Tembec nor Rayonier Advanced Materials undertakes any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.
Additional Information
Further information regarding the transaction is contained in the management information circular in connection with the special meeting of the Tembec shareholders filed by Tembec with the Canadian Securities Administrators on June 23, 2017 and furnished by Rayonier Advanced Materials on Form 8-K filed June 23, 2017 with the U.S. Securities and Exchange Commission. Investors and security holders are urged to read the information circular, as it contains important information concerning the proposed transaction. Investors and security holders may obtain a copy of the arrangement agreement, information circular and other meeting materials at www.sec.gov and www.sedar.com. This document is for informational purposes only. It does not constitute an offer to purchase shares of Rayonier Advanced Materials or Tembec or a solicitation or recommendation statement under the rules and regulations of the Canadian securities regulators, the U.S. Securities and Exchange Commission or other applicable laws.

Contacts
Rayonier Advanced Materials
Media
Ryan Houck
904-357-9134
media@rayonieram.com

Investors
Mickey Walsh
904-357-9162
mickey.walsh@rayonieram.com

Tembec

Media
Linda Coates
416-775-2819
linda.coates@tembec.com

Investors
Michel Dumas
819-627-4268
michel.dumas@tembec.com